As filed with the Securities and Exchange Commission on January 26, 2007

No. 333-137122

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HUSKER AG, LLC

(Exact name of registrant as specified in its charter)

Nebraska	47-0836953
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

54048 Highway 20

Plainview, Nebraska 68769

(402) 582-4446

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

MIKE KINNEY

Chairman of the Board

Husker Ag, LLC

54048 Highway 20

Plainview, NE 68769

(402) 582-4446

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Dennis J. Fogland, Esq.

Douglas D. Murray, Esq.

Baird Holm LLP

1500 Woodmen Tower

Omaha, Nebraska 68102-2068

(402) 636-8264

Approximate date of commencement of proposed sale to the public: N/A

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

THIS POST-EFFECTIVE AMENDMENT NO. 1 IS FILED PURSUANT TO ITEM 512(a)(3) OF REGULATION S-K UNDER THE SECURITIES ACT OF 1933, AS AMENDED, TO TERMINATE THE OFFERING OF SECURITIES REGISTERED PURSUANT TO THE REGISTRATION STATEMENT ON FORM S-3 (FILE NO. 333-137122) AND TO DEREGISTER THE UNSUBSCRIBED RIGHTS AND UNSOLD MEMBERSHIP UNITS OF THE COMPANY.

EXPLANATORY NOTE

DEREGISTRATION OF SUBSCRIPTION RIGHTS AND MEMBERSHIP UNITS

On September 5, 2006, Husker Ag, LLC, a Nebraska limited liability company (the “Company”), filed with the Securities and Exchange Commission a Registration Statement (File No. 333-137122) on Form S-3 under the Securities Act of 1933, as amended, registering up to 15,318 subscription rights (the “Rights”) and 15,318 membership units (the “Units”) in the Company. Such Registration Statement, as amended by Amendment No. 1 dated October 11, 2006, and Amendment No. 2 dated October 23, 2006 (collectively, the “Registration Statement”), was declared effective by the Securities and Exchange Commission on October 25, 2006.

In accordance with the terms of the Registration Statement, the Company retained the right to extend the rights offering beyond the initial expiration date of November 30, 2006, and the Board of Directors extended the right to exercise the Rights through December 18, 2006. As further described in the Registration Statement, these Rights were subject to acceptance by the Company’s Board of Directors after the Company obtained debt financing to help pay for the plant expansion project. On January 12, 2007, the Board of Directors accepted the subscription rights and issued the membership certificates upon receipt of the funds from the lender.

As of January 12, 2007, the Company sold an aggregate of 14,812 Rights and 14,812 Units for aggregate proceeds in the amount of $14,812,000 with 506 Rights remaining unsubscribed and 506 Units remaining unsold. In accordance with the Undertakings of the Company set forth in Part II of the Registration Statement, the Company hereby deregisters the remaining unsubscribed Rights and unsold Units as of the date hereof pursuant to this Post-Effective Amendment No. 1 to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Post-Amendment No. 1 to Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plainview, State of Nebraska on this 25th day of January, 2007.

HUSKER AG, LLC

By:	/s/ Mike Kinney
Mike Kinney, Chairman of the Board
and President
(Principal Executive Officer)

By:	/s/ Robert E. Brummels
Robert E. Brummels, Treasurer and Director
(Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Mike Kinney Mike Kinney	Chairman, President and Director	January 25, 2007

/s/ Kent Friedrich* Kent Friedrich	Vice Chairman, Vice President, and Director	January 25, 2007

/s/ Robert E. Brummels Robert E. Brummels	Treasurer and Director	January 25, 2007

/s/ Seth Harder Seth Harder	General Manager	January 25, 2007

/s/ Kristine Wacker Kristine Wacker	Controller (Principal Accounting Officer)	January 25, 2007

/s/ Leonard Wostrel Leonard Wostrel	Secretary and Director	January 25, 2007

/s/ Fredrick J. Knievel Fredrick J. Knievel	Director	January 25, 2007

/s/ Ronald Fick* Ronald Fick	Director	January 25, 2007

/s/ James Hall* James Hall	Director	January 25, 2007

/s/ J. Alex Thramer* J. Alex Thramer	Director	January 25, 2007

/s/ David Stearns* David Stearns	Director	January 25, 2007

/s/ Gerald Winter* Gerald Winter	Director	January 25, 2007

/s/ Walter L. Kittrell* Walter L. Kittrell	Director	January 25, 2007

/s/ Stanley Gyberg* Stanley Gyberg	Director	January 25, 2007

*	By Mike Kinney pursuant to Power of Attorney